Execution Version 109 PLAN THIRD PARTY ADMINISTRATION AGREEMENT by and between Prudential Annuities Life Assurance Corporation and The Prudential Insurance Company of America Effective as of April 1, 2022

-i- TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .........................................................................................................1 Section 1.1 Definitions ...........................................................................................................1 Section 1.2 Interpretation .......................................................................................................8 ARTICLE II ADMINISTRATIVE SERVICES .........................................................................9 Section 2.1 Administrative Services ......................................................................................9 Section 2.2 Omitted Services .................................................................................................9 Section 2.3 Additional or Enhanced Services, Servicing Standards ......................................9 Section 2.4 Notification to Policyholders ............................................................................10 Section 2.5 Ongoing Communications ................................................................................10 Section 2.6 Compliance .......................................................................................................10 Section 2.7 Required Third Party Consents .........................................................................10 Section 2.8 Non-Solicitation ................................................................................................11 Section 2.9 Inability to Perform Services ............................................................................11 Section 2.10 Errors .................................................................................................................11 Section 2.11 Transition of Administration .............................................................................11 Section 2.12 Discretionary Acts .............................................................................................11 ARTICLE III STANDARD FOR ADMINISTRATIVE SERVICES; SUBCONTRACTING, ETC. .........................................................................12 Section 3.1 Performance Standards for Administrative Services ........................................12 Section 3.2 Subcontracting...................................................................................................12 Section 3.3 Independent Contractor; Administrator Employees. ........................................12 Section 3.4 Facilities and Systems .......................................................................................12 Section 3.5 Permits ..............................................................................................................12 Section 3.6 Compliance with the Covered Policies .............................................................12 Section 3.7 Audit Rights ......................................................................................................13 ARTICLE IV REGULATORY AND LEGAL PROCEEDINGS ...........................................13 Section 4.1 Regulatory Complaints and Proceedings ..........................................................13 ARTICLE V CERTAIN ACTIONS BY THE RECIPIENT ...................................................13 Section 5.1 Filings ................................................................................................................13 Section 5.2 Legally Required Recipient Actions; Recipient Responsibilities; Disclaimer of Administrator Responsibility ............................................................................13 Section 5.3 Market Conduct and Other Examinations .........................................................14 ARTICLE VI BOOKS AND RECORDS; REPORTS .............................................................14 Section 6.1 Maintenance of Books and Records ..................................................................14 Section 6.2 Access to Books and Records. ..........................................................................14

TABLE OF CONTENTS (Continued) Page -ii- Section 6.3 Access to Recipient Books and Records. ..........................................................15 Section 6.4 Reconciliation of Accounts ...............................................................................16 Section 6.5 Budgeting ..........................................................................................................16 ARTICLE VII COOPERATION; RELATIONSHIP GOVERNANCE ................................17 Section 7.1 Cooperation .......................................................................................................17 Section 7.2 Coordinators ......................................................................................................17 Section 7.3 Resolution of Disputes ......................................................................................17 ARTICLE VIII CONFIDENTIALITY; PRIVACY REQUIREMENTS; INTELLECTUAL PROPERTY ....................................................................17 Section 8.1 Compliance with Privacy and Data Security Laws ...........................................17 Section 8.2 Confidentiality ..................................................................................................18 Section 8.3 Security Incidents ..............................................................................................18 Section 8.4 Information Safeguards .....................................................................................18 Section 8.5 Disaster Recovery Program...............................................................................19 Section 8.6 Intellectual Property Rights ..............................................................................19 Section 8.7 Shared Customer Information ...........................................................................20 ARTICLE IX CONSIDERATION FOR ADMINISTRATIVE SERVICES .........................20 Section 9.1 Consideration ....................................................................................................20 Section 9.2 Transition Costs; Expense Reimbursement ......................................................21 Section 9.3 Taxes .................................................................................................................21 Section 9.4 Payment Terms..................................................................................................21 Section 9.5 Failure to Pay ....................................................................................................22 ARTICLE X BANK ACCOUNT ................................................................................................22 Section 10.1 Bank Account ....................................................................................................22 Section 10.2 Remittance, Deposits and Withdrawals ............................................................22 ARTICLE XI INDEMNIFICATION .........................................................................................22 Section 11.1 Indemnification. ................................................................................................22 Section 11.2 Indemnification Procedures. .............................................................................23 Section 11.3 Additional Indemnification Provisions. ............................................................24 Section 11.4 Limitation of Liability .......................................................................................25 Section 11.5 Exclusive Remedy .............................................................................................25 Section 11.6 No Duplication of Indemnity ............................................................................25 ARTICLE XII DURATION; TERMINATION ........................................................................25 Section 12.1 Term ..................................................................................................................25 Section 12.2 Termination. ......................................................................................................25 Section 12.3 Termination Obligations ...................................................................................26 Section 12.4 Survival .............................................................................................................27

TABLE OF CONTENTS (Continued) Page -iii- ARTICLE XIII INSURANCE ....................................................................................................27 Section 13.1 Insurance Coverages .........................................................................................27 Section 13.2 Terms Applicable to Insurance Coverage .........................................................27 ARTICLE XIV MISCELLANEOUS PROVISIONS ...............................................................28 Section 14.1 Expenses ............................................................................................................28 Section 14.2 Force Majeure ...................................................................................................28 Section 14.3 Relationship of Parties ......................................................................................28 Section 14.4 Notices...............................................................................................................28 Section 14.5 Assignment ........................................................................................................28 Section 14.6 No Third Party Beneficiaries ............................................................................28 Section 14.7 Entire Agreement ..............................................................................................29 Section 14.8 Amendment .......................................................................................................29 Section 14.9 Severability .......................................................................................................29 Section 14.10 Waivers .............................................................................................................29 Section 14.11 Other State Law Requirements Incorporated ....................................................29 Section 14.12 Governing Law..................................................................................................29 Section 14.13 Submission to Jurisdiction. ...............................................................................30 Section 14.14 Waiver of Jury Trial ..........................................................................................30 Section 14.15 Specific Performance and other Equitable Relief .............................................30 Section 14.16 Counterparts ......................................................................................................31 Section 14.17 Attorney-Client Matters ....................................................................................31 Section 14.18 Offset .................................................................................................................31 EXHIBITS Exhibit A Administrative Services Exhibit A-1 Additional Services Exhibit B Excluded Services Exhibit C Covered Policies Exhibit D Performance Standards Exhibit E Administrative Fees Exhibit E-1 Specified Policy Fee Exhibit F Coordinators

109 PLAN THIRD PARTY ADMINISTRATION AGREEMENT This 109 PLAN THIRD PARTY ADMINISTRATION AGREEMENT (this “Agreement”), effective as of April 1, 2022 (the “Effective Date”), is entered into by and between Prudential Annuities Life Assurance Corporation, an insurance company domiciled in Arizona (the “Recipient”), and The Prudential Insurance Company of America, an insurance company domiciled in New Jersey (the “Administrator”). Each of the Recipient and the Administrator shall be referred to herein from time to time as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 15, 2021 (and as amended from time to time, the “Purchase Agreement”), by and between Prudential Annuities, Inc., a Delaware corporation (the “Seller”) and Fortitude Group Holdings, LLC, a Delaware limited liability company (the “Buyer”), the Buyer has agreed to purchase the Recipient; WHEREAS, the Purchase Agreement provides, among other things, that the Parties shall enter into this Agreement concurrently with the closing thereunder; and WHEREAS, in connection with the consummation of the transactions under the Purchase Agreement, the Parties desire that the Administrator provide the Recipient with certain administrative services relating to the Business (as defined below) as set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings specified or referred to in this Section 1.1. “109 Plan” means the Recipient’s Regulation 109 of the New York Insurance Department Plan, dated as of December 31, 2015. “109 Plan Service and Reinsurance Agreement” means that certain Service Agreement and Indemnity Combination Coinsurance and Modified Coinsurance Agreement of Certain Annuity Contracts, effective as of December 31, 2015, by and between the Recipient, as cedant and the Administrator, as reinsurer. “Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, complaint, demand or similar proceeding, in each case, by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body. “Adjustment Factor” has the meaning set forth in Exhibit E.

2 “Administration Agreements” means this Agreement together with the Third Party Administration Agreement. “Administrative Services” has the meaning set forth in Schedule 2.1. “Administrator” has the meaning set forth in the preamble hereof. “Administrator Applicable Law” has the meaning set forth in Section 2.6. “Administrator Breach” has the meaning set forth in Schedule 11.1(b). “Administrator Disaster Recovery Plan” means the backup, business continuation and disaster recovery plan of the Administrator, as may be modified from time to time by the Administrator after the Effective Date in accordance with Applicable Law. “Administrator Indemnitee” has a meaning set forth in Section 11.1(a). “Administrator Legal Counsel” has a meaning set forth in Section 14.17. “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person, subject to Schedule 1.1(a) hereto. “Agreement” has the meaning set forth in the preamble hereof. “Altered Service or Standard” has the meaning set forth in Schedule 2.3. “Annual Adjustment” has the meaning set forth in Exhibit E. “Applicable Law” means all laws, common laws, rules, regulations, codes, statutes, judgments, injunctions, orders, agreements, decrees, policies, treaty, constitution, ordinance, regulation, convention, directive, code, rule, published administrative interpretation and other requirements issued or imposed by all Governmental Authorities applicable to the Person, place and situation in question. “Bank Account” has the meaning set forth in Schedule 10.1. “Books and Records” means original or copies of (a) all records, files and accounts of all transactions performed by the Administrator on behalf of the Recipient with respect to the administration of the Business pursuant to this Agreement and (b) any other records, files and accounts of the Recipient to the extent relating to the Business and that remain in the possession of the Administrator or its Affiliates and were not transferred to the Recipient or its Affiliates in connection with the transactions contemplated under the Purchase Agreement, in each case, whether created before or after the Effective Date; provided that, “Books and Records” excludes (i) any personnel file, medical file or related records of any employee of the Administrator (in such capacity as employee and not as a policyholder of Recipient), (ii) subject to Section 8.6, any of the Administrator’s or its Affiliates’ Confidential Information, Intellectual Property Rights or

3 internal documentation of the Administrator or its Affiliates’ own programs, systems and procedures, (iii) any Tax Return filed by the Administrator or any of its Affiliates or predecessors (other than to the extent filed by Recipient or relating exclusively to the Business) or (iv) any other records, files or accounts that do not relate to the Business. The Parties recognize that there may be records, files and accounts that relate to the Business (and thus constitute Books and Records pursuant to this definition) and also relate to other businesses of the Administrator (and, in such respect, do not constitute Books and Records pursuant to this definition), including Shared Customer Information (which shall be treated as set forth in Section 8.7) and commingled books and records (which shall be treated as set forth in Section 6.2). “Budget” means the budget established pursuant to Section 6.07(e) of the Purchase Agreement and revised by the Budget Committee pursuant to Section 6.5 hereof. “Budget Committee” means the budget committee established pursuant to Section 6.07(e) of the Purchase Agreement. “Business” means the business of the Recipient relating to the Covered Policies. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, the City of Hamilton, Bermuda and the City of Newark, New Jersey are required or authorized by Applicable Law to be closed. “Business Interruption” means any material interruption or interference in the Administrator’s ability to continue to provide the Administrative Services, including any temporary loss of Policyholder information or adverse effect on the Administrator’s operating environment or telecommunications infrastructure used to provide the Administrative Services. “Business Underwriting Agreement” means the Business Underwriting Agreement entered into by and between PAD and the Company on the date hereof. “Buyer” has the meaning set forth in the first recital hereof. “Change Order Process” has the meaning set forth in Schedule 2.3. “Confidential Information” means (a) with respect to the Recipient, (x) all information in the possession of the Administrator that in any way relates to the Recipient or its Affiliates, including Books and Records and, except as set forth in Section 8.7 in respect of Shared Customer Information, all Personal Information and Non-Public Personal Information in respect of Policyholders (including all aggregated, de-identified or other derivative data sets created therefrom), and (y) any information about Recipient’s process, services, finances and reserving methodology, furnished by Recipient, its Affiliates or their Representatives to the Administrator; and (b) with respect to the Administrator, all information in the possession of the Recipient that relates to the Administrator or any of its Affiliates or Subcontractors, other than the Books and Records and, except as set forth in Section 8.7 in respect of Shared Customer Information, all Personal Information and Non-Public Personal Information in respect of Policyholders (including all aggregated, de-identified or other derivative data sets created therefrom); provided, however, that Confidential Information does not include any information, documents or

4 materials (i) that are or become available to the Receiving Party on a non-confidential basis, and not in violation of any legal, fiduciary or contractual duty, from a source other than the Disclosing Party, or its Affiliates or its or their Representatives, (ii) that are or become generally available to and known by the public, other than as a result, directly or indirectly, of any violation by the Receiving Party, or its Affiliates or its or their Representatives of this Agreement or any other non-use, legal, fiduciary or confidentiality obligation to any other Person or (iii) that is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information. “Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings. “Coordinator” has the meaning set forth in Section 7.2. “Covered Policies” means all of the Remaining Policies (as defined in the 109 Plan), excluding variable life insurance policies. The Covered Policies that are in-force as of the Effective Date are set forth on Exhibit C. “Covered Policy Amount” has the meaning set forth in Exhibit E. “Deliverables” has the meaning set forth in Section 8.6(a). “Disclosing Party” has the meaning set forth in Section 8.2. “Discretionary Act” has the meaning set forth in Section 2.12. “Dispute” has the meaning set forth in Section 7.3. “Effective Date” has the meaning set forth in the preamble hereof. “Excluded Business” means the insurance business of the Recipient that is reinsured pursuant to (a) the Service Agreement and Indemnity Combination Coinsurance and Modified Coinsurance Agreement of Certain Annuity Contracts, effective as of December 31, 2015, by and between the Recipient, as cedant, and the Administrator, as reinsurer; or (b) the Coinsurance and Modified Coinsurance Agreement, effective as of December 1, 2021, by and between the Recipient, as cedant, and Pruco Life Insurance Company, as reinsurer. “Excluded Services” has the meaning set forth in Schedule 2.1. “Force Majeure Event” means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance. “Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, legislative, tax, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

5 “Governmental Authority Proceeding” has the meaning set forth in Schedule 4.1(a). “Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, settlement, determination or award entered by or with any Governmental Authority. “Indemnitee” has the meaning set forth in Section 11.2(a). “Indemnitor” has the meaning set forth in Section 11.2(a). “Intellectual Property Rights” has the meaning set forth in Section 8.6(a). “Legacy Business” means variable and fixed annuity insurance contracts that are the same policy type as the Covered Policies and that were issued or assumed by the Administrator or its Affiliates prior to January 1, 2020. “Legal Proceeding” has the meaning set forth in Schedule 4.2(a). “Legally Required Recipient Actions” has the meaning set forth in Section 5.2. “Liability Cap” has the meaning set forth in Schedule 11.4. “Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, interest, penalties, damages, Taxes, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses incident to any Action), liabilities, claims or deficiencies of any kind; provided that, Losses shall not include indirect, punitive, exemplary, treble, special or consequential damages, or any loss of future revenue, income or profits or any diminution of value except for (a) any such damages as may be awarded to an unaffiliated third party in connection with a Third Party Claim, and (b) consequential damages arising from a Party’s gross negligence or fraud. “Material Administrative Service” has the meaning set forth in Schedule 3.2. “Monthly Fee” has the meaning set forth in Exhibit E. “Non-Payout Policies” means, as of an applicable date of determination, all Covered Policies other than the Payout Policies. For the avoidance of doubt, Non-Payout Policies include Covered Policies that are fixed indexed deferred annuities. “Non-Public Personal Information” or “NPI” shall have the same meaning as defined in 15 U.S.C. Section 6809, which states that NPI means any personally identifiable financial information (a) provided by a consumer to a financial institution; (b) resulting from any transaction with the consumer or any service performed for the consumer; or (c) otherwise obtained by the financial institution. Such term does not include publicly available information. “Omitted Services” has the meaning set forth in Schedule 2.2. “PAD” means Prudential Annuities Distributors, Inc.

6 “Party” or “Parties” has the meaning set forth in the preamble hereto. “Payout Policies” means, as of the applicable date of determination, (a) the Covered Policies that are in payout status and specifically including immediate annuities or deferred annuities that have been annuitized or with respect to which automatic payments are being made under a living benefit rider and the account value is zero, and (b) Covered Policies that are fixed immediate annuities. “Performance Standards” has the meaning set forth on Exhibit D. “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity, including any Governmental Authority. “Personal Information” means information relating to an identified or identifiable person, including: (a) a natural person’s name, street address or specific geolocation information, date of birth, email address, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, or insurance account information; and (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy and Data Security Laws. “Policyholder” means a policyholder or contract holder of a Covered Policy. “Privacy and Data Security Laws” means all applicable laws and regulations relating to the protection or processing of Personal Information (including NPI), including the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., and all laws pertaining to sales, marketing, and electronic communications, including the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule, and in each case, the rules and regulations implemented thereunder, including those promulgated by regulatory authorities or bodies with jurisdiction over the Administrator or the Recipient and pursuant to insurance licensing requirements under state laws and regulations. “Purchase Agreement” has the meaning set forth in the first recital hereof. “Receiving Party” has the meaning set forth in Section 8.2. “Recipient” has the meaning set forth in the preamble hereof. “Recipient Applicable Law” has the meaning set forth in Section 2.6. “Recipient Indemnitee” has the meaning set forth in Section 11.1(b). “Reference Period” means the 12 months immediately preceding the Effective Date.

7 “Reimbursable Costs” has the meaning set forth on Schedule 1.1(b). “Representative” of a Person or its Affiliates means the officers, directors, general partners, principals, managers, and employees, investment bankers, advisors, accountants, agents, legal counsel, consultants, independent accountants, Subcontractors or other representatives of such Person or of such Person’s Affiliates. “Required Third Party Consent” means any license, permit, consent or approval necessary from any Person (other than a Governmental Authority or an Affiliate of a Party) for the Administrator to provide, or procure the provision of, or for the Recipient to receive, any Administrative Services or any other data or information required to be provided to the Recipient under this Agreement. “Sales and Service Taxes” has the meaning set forth in Section 9.3. “Security Incident” has the meaning set forth in Section 8.3. “Seller” has the meaning set forth in the first recital hereof. “Servicing Standards” has the meaning set forth in Schedule 3.1. “Shared Customer Information” has the meaning set forth in Section 8.7. “Specified Policies” has the meaning set forth in Exhibit E. “Specified Policy Fee” has the meaning set forth in Exhibit E. “Specified Policy Payment” has the meaning set forth in Exhibit E. “Subcontractor” has the meaning set forth in Section 3.2. “Subject Agreements” means the Administration Agreements and the Business Underwriting Agreement. “Tax” or “Taxes” means all income, premium, excise, gross receipts, ad valorem, sales, use, service, value added, employment, payroll, social security, disability, unemployment, workers’ compensation, franchise, profits, gains, property, transfer, payroll, stamp taxes or other similar taxes, customs, duties, fees, assessments or other like governmental charges (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto; provided that, any guarantee fund assessment or escheatment obligation shall not be treated as a Tax. “Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax. “Tax Returns” means all returns, reports and claims for refunds (including elections, declarations, disclosures, schedules and information returns) required to be supplied to a Tax Authority relating to Taxes and, in each case, any amendments thereto.

8 “Termination Amount” has the meaning set forth in Section 12.3(c). “Third Party Arbitrator” means a partner or senior employee at Ernst & Young or, if such firm is unwilling or unable to serve, a partner or senior employee at a jointly selected nationally recognized accounting firm, which firm shall not be the auditor or independent accounting firm of either of the Parties or their respective Affiliates and is otherwise independent and impartial and that is mutually acceptable to the Administrator and the Recipient; provided, however, that if the Parties are unable to agree on such an accounting firm to serve as the Independent Accountant within 20 Business Days of either Party’s notice to the other Party of an intent to submit a dispute to a Third Party Arbitrator, either Party may request the American Arbitration Association to appoint, within 10 Business Days from the date of such request, or as soon as practicable thereafter, a partner or senior employee at a nationally recognized accounting firm, which firm shall not be the auditor or independent accounting firm of either of the Parties or their respective Affiliates and is otherwise independent and impartial, and, who is a certified public accountant, to act as the Third Party Arbitrator. For the avoidance of doubt, a partner or senior employee of a qualified nationally recognized accounting firm who is subject to customary “tree” arrangements or is otherwise walled off within his or her respective organization such that such person can be independent and impartial with respect to the applicable disputes arising hereunder shall be deemed independent and impartial for these purposes. “Third Party Claim” has the meaning set forth in Section 11.2(a). “Transaction Agreements” means, collectively, this Agreement, the Purchase Agreement, the Transition Services Agreement (as defined in the Purchase Agreement), the Excluded Business Reinsurance Agreement (as defined in the Purchase Agreement), the Excluded Business Administrative Services Agreement (as defined in the Purchase Agreement), the Sub- Advisory Agreement (as defined in the Purchase Agreement), the Sub-Advisory Letter Agreement (as defined in the Purchase Agreement), the Hannover Novation Agreement (as defined in the Purchase Agreement), the Somerset Transfer Agreement (as defined in the Purchase Agreement), the Trademark License Agreement (as defined in the Purchase Agreement), the Transferred Liabilities Assignment and Assumption Agreement (as defined in the Purchase Agreement), the Excluded Assets and Liabilities Assignment and Assumption Agreement (as defined in the Purchase Agreement), the Distribution Restructuring Agreements (as defined in the Purchase Agreement), the Third Party Administration Agreement (as defined in the Purchase Agreement) and the Excluded Business Trust Agreement (as defined in the Purchase Agreement). “Transaction Transition Costs” has the meaning set forth in Schedule 1.1(c) hereto. “Transition Costs” has the meaning set forth in Schedule 1.1(d) hereto. “Work Product” has the meaning set forth in Section 8.6(a). Section 1.2 Interpretation. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs and Exhibits are references to the

9 Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (e) the word “or” shall not be exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) the table of contents, articles, titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (i) the Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (j) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (k) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (l) “writing,” “written” and comparable terms refer to pricing, typing and other means of reproducing words (including electronic media) in a visible form; (m) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (n) all time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (o) any references to “days” means days unless Business Days are expressly specified; (p) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise but only if such successors are not prohibited by this Agreement; and (q) references to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, and all attachments thereto and instruments incorporated therein, unless otherwise stated. ARTICLE II ADMINISTRATIVE SERVICES Section 2.1 Administrative Services. The Recipient hereby appoints the Administrator, and the Administrator hereby accepts appointment, to provide to the Recipient as an independent contractor of the Recipient, from and after the Effective Date, the Administrative Services in accordance with Schedule 2.1. Section 2.2 Omitted Services. The Recipient and the Administrator acknowledge and agree to the terms and provisions set forth on Schedule 2.2 with respect to Omitted Services. Section 2.3 Additional or Enhanced Services, Servicing Standards. The Recipient and the Administrator acknowledge and agree to the terms and provisions with respect to Altered Service or Standards as set forth on Schedule 2.3.

10 Section 2.4 Notification to Policyholders. To the extent required by Applicable Law or as required for the efficient performance of the Administrative Services, the Administrator agrees to provide certain notice to Policyholders in accordance with Schedule 2.4. Section 2.5 Ongoing Communications. The Recipient and the Administrator acknowledge and agree to the terms and provisions with respect to use of stationary for communications with Policyholders of the Business and all other Persons in respect of the Business and the Administrative Services as set forth on Schedule 2.5. Section 2.6 Compliance. The Administrator shall comply with the requirements of Applicable Law that apply to the Administrator in its capacity as a provider of third party insurance administrative services, including third party insurance administration licensing and registration and associated reporting obligations applicable to third party insurance administrators (collectively, “Administrator Applicable Law”). The Recipient shall comply with the requirements of Applicable Law that apply to the Recipient’s activities that are subject to this Agreement and to the Covered Policies, including directing, in accordance with and subject to the terms of this Agreement, those Administrative Services performed for the Recipient by the Administrator as applicable (e.g., regulatory requirements of the Recipient and of the Covered Policies, Privacy and Data Security Laws in respect of the Covered Policies, escheat and unclaimed property requirements, policy rate and form filings, regulatory reporting by the Recipient, anti-money laundering and sanctions) (collectively, “Recipient Applicable Law”). The Recipient will be responsible for identifying, interpreting and complying with the requirements of Recipient Applicable Law and will provide appropriate direction to the Administrator with respect to the Administrator’s compliance with such requirements; provided that, any change to the Administrative Services or the Servicing Standards, as the case may be, required by Recipient Applicable Law shall be subject to and effected only pursuant to the Change Order Process. The Administrator shall use its commercially reasonable efforts to provide reasonably prompt written notice (email notice sufficient) to the Recipient of any change to Applicable Law that relates to the Administrative Services or the Covered Policies about which the Administrator becomes aware of in the course of its day to day performance of the Administrative Services and, to the extent applicable, its administration of the Legacy Business. Section 2.7 Required Third Party Consents. The Administrator shall, or shall cause its applicable Affiliate to, use commercially reasonable efforts to obtain any Required Third Party Consent. The Recipient shall use its commercially reasonable efforts to cooperate and provide such reasonable assistance as may be requested by the Administrator in obtaining any such Required Third Party Consents; provided that, the Administrator shall control all communications and negotiations with any third party from which a Required Third Party Consent is sought to be obtained. If the Parties are not able to obtain a Required Third Party Consent, they shall use commercially reasonable efforts to work together to procure alternative resources to enable the Administrator to provide the Administrative Services that are subject to such Required Third Party Consent or provide the Recipient with access to any applicable information required to be provided under this Agreement that is subject to such Required Third Party Consent, in each case, consistent with the existing Servicing Standards. The costs and expenses incurred by the Administrator in respect of the activities contemplated by this Section 2.7 shall be treated as Transition Costs hereunder.

11 Section 2.8 Non-Solicitation. During the term set forth on Schedule 2.8(a), neither the Administrator or the Recipient shall, and each shall cause its Affiliates not to, without the prior written consent of the other, directly or indirectly, solicit or hire the services of or employ as employee, consultant or otherwise the Persons set forth on Schedule 2.8(b); provided, however, each Party and its Affiliates may solicit the services of, employ or hire as employee, consultant or otherwise any such Person who (a) is terminated or otherwise discharged by the other Party or any of its Affiliates at least six months prior to the solicitation or hiring of such Person, (b) is solicited or hired as a result of a general solicitation to the public or general advertising, including any recruitment efforts conducted by any recruiting agency, that is not specifically targeted at such Persons, or (c) approaches the other Party or any of its Affiliates on an unsolicited basis. Section 2.9 Inability to Perform Services. In the event that the Administrator is unable to perform all or a material portion of the Administrative Services for any reason (other than for a Force Majeure Event) for a period that could reasonably be expected to exceed 7 Business Days, the Administrator shall promptly provide written notice to the Recipient of its inability to perform the applicable Administrative Services and shall reasonably cooperate with the Recipient in minimizing the effect of such non-performance and obtaining an alternative means of providing such Administrative Services. The Administrator shall be responsible for all reasonable and documented out-of-pocket fees, costs and expenses incurred in order to obtain such alternative means of providing the applicable Administrative Services and in order to restore such Administrative Services as a result of the Administrator’s failure to so perform; provided, that the Administrator shall not be responsible for such amounts in the event the Administrator is unable to perform such Services because of an act, error or omission of the Recipient or the Recipient’s failure to comply with its obligations under this Agreement. Section 2.10 Errors. The Administrator shall, at its own expense, correct any errors in the Administrative Services caused by it as promptly as practicable following notice thereof from the Recipient or any other Person or upon discovery thereof by the Administrator. Section 2.11 Transition of Administration. The Parties acknowledge and agree to cooperate in good faith to consider any proposal to transfer administration of the Covered Policies in accordance with Schedule 2.11. Section 2.12 Discretionary Acts. The Administrator shall have no responsibility to provide any Administrative Service with respect to a Covered Policy that would fall within the definition of “independent adjuster” contained in Section 2101(g)(1) of the New York Insurance Law (a “Discretionary Act”), other than (i) to promptly notify the Recipient in writing of any such situation of which the Administrator becomes aware and (ii) to provide the Recipient copies of any files or other documents that Recipient may reasonably request in connection with its review of such matters. The Parties shall use reasonable best efforts to formulate the Administrative Services to be provided by the Administrator so as to avoid any Administrative Service becoming a Discretionary Act. ARTICLE III

12 STANDARD FOR ADMINISTRATIVE SERVICES; SUBCONTRACTING, ETC. Section 3.1 Performance Standards for Administrative Services. The Administrator shall, and shall cause its Subcontractors to, perform the Administrative Services in accordance with the standards set forth on Schedule 3.1. Section 3.2 Subcontracting. The Administrator may hire or engage one or more subcontractors or other Person (including any of its Affiliates) (each, a “Subcontractor”) to perform any or all of its obligations under this Agreement in accordance with Schedule 3.2. Section 3.3 Independent Contractor; Administrator Employees. The Administrator shall at all times act as an independent contractor during the term of this Agreement. All labor matters relating to any employees of the Administrator, its Affiliates and any third party service provider shall be within the exclusive control of the Administrator, its Affiliates and such third party service provider, and the Recipient shall not take any action affecting, or have any rights with respect to, such matters. The Administrator shall be solely responsible for the payment of all employment-related liabilities, salary and benefits and all Taxes and premiums and remittances with respect to employees of the Administrator and its Affiliates used to provide Administrative Services. Section 3.4 Facilities and Systems. To the extent not subcontracted to a Subcontractor in accordance with the terms of this Agreement, the Administrator shall at all times maintain facilities and systems of the kind necessary to perform its obligations under this Agreement in all material respects in accordance with the Servicing Standards. Without limiting the generality of the foregoing, the Administrator shall, to the extent not subcontracted to a Subcontractor in accordance with the terms of this Agreement, maintain during the term of this Agreement sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative or otherwise) as may be reasonably necessary to perform its obligations under this Agreement in all material respects in accordance with the Servicing Standards. Section 3.5 Permits. The Administrator, or any Subcontractor to which the Administrator has subcontracted Administrative Services required to be performed hereunder, as the case may be, shall at all times maintain all necessary licenses, franchises, authorizations, permits, privileges, immunities, approvals and other qualifications from Governmental Authorities under Applicable Law that the Administrator is required to maintain in order to perform the Administrative Services in the manner required by this Agreement. Section 3.6 Compliance with the Covered Policies. The Recipient and the Administrator agree to cooperate fully with each other and any Governmental Authorities in maintaining the Covered Policies in compliance in all material respects with Applicable Law. If the Administrator or the Recipient determines that any of the Covered Policies are not in material compliance with Applicable Law, such Party shall so notify the other Party, and in consultation with the other Party take whatever action is reasonably necessary to bring such Covered Policies into compliance with Applicable Law, subject to the Change Order Process, as applicable.

13 Section 3.7 Audit Rights. During the period set forth on Schedule 3.7, the Administrator shall permit the Recipient to review the Administrator’s compliance with its obligations under this Agreement, not more than twice annually and on reasonable advance written notice during normal business hours. Such audits shall be conducted by personnel of the Recipient or its Affiliates or by a reputable independent auditor selected by the Recipient. The Administrator shall accommodate such audits; provided that, such access does not unreasonably interfere with the conduct of the business of the Administrator and the Administrator shall provide each such personnel or auditor access to pertinent Books and Records during normal business hours upon reasonable advance written notice, subject to execution by any third party auditor of a confidentiality agreement in a form reasonably acceptable to the Administrator. Any such personnel or auditor shall be required to comply with any reasonable written instructions provided by the Administrator in connection with the use of or access to any of the Administrator’s information, personnel, facilities, office and storage space. The Recipient shall bear the expenses of any such audits; provided that, with respect to follow-up audits related to an actual, or the Recipient’s good faith belief of a potential, material breach by the Administrator of this Agreement, the Recipient shall be permitted as many follow-up audits as are reasonably required to complete such investigation of such deficiencies and the Administrator shall bear the Recipient’s reasonable and documented out-of-pocket expenses incurred in respect of such follow-up audits that are related to an actual material breach by the Administrator of this Agreement. ARTICLE IV REGULATORY AND LEGAL PROCEEDINGS Section 4.1 Regulatory and Legal Proceedings. The Parties agree to the terms and provisions with respect to regulatory and legal proceedings as set forth on Schedule IV. ARTICLE V CERTAIN ACTIONS BY THE RECIPIENT Section 5.1 Filings. To the extent permitted by Applicable Law, the Administrator shall be responsible for preparing and submitting to the Recipient the regulatory filings related to the Business that are expressly set forth on Exhibit A and the Recipient shall be responsible for preparing and filing any other filing that is not expressly identified on Exhibit A. Section 5.2 Legally Required Recipient Actions; Recipient Responsibilities; Disclaimer of Administrator Responsibility. Notwithstanding anything to the contrary herein, the Recipient shall, for the term of this Agreement, retain exclusive authority and responsibility to take any actions related to the Administrative Services that the Recipient is required by Applicable Law or Governmental Authorities to take without the Administrator or a Subcontractor acting on its behalf. Without limiting the foregoing, the Administrator shall have no responsibility or liability other than its obligations expressly set forth in this Agreement, and the Recipient shall continue to be, at all times, solely responsible, for each of the following: (a) determining non-guaranteed elements applicable to the Covered Policies, and securing reinsurance, if any; (b) compliance with Recipient Applicable Law; (c) the failure of the

14 Recipient or any of its Affiliates to fulfill all lawful obligations with respect to the Covered Policies, regardless of any dispute between the Recipient and the Administrator; (d) the preparation and distribution of any prospectuses, advertisements and other solicitation materials, training programs and materials, insurance contracts, amendments, endorsements and other forms provided by, used by or required by the Recipient or its Affiliates, if any; (e) (i) the accuracy and completeness of all data and information provided by the Recipient; (ii) any errors in and with respect to data obtained from the Recipient caused by inaccurate or incomplete data provided by the Recipient; or (iii) the accuracy and completeness of the Recipient’s policies and procedures or business rules provided to the Administrator; or (f) any failure to perform any obligation if such failure is attributable to an act, error or omission of the Recipient, its Affiliates or the Recipient’s or its Affiliates’ Representatives under this Agreement (collectively, such services and actions are referred to herein as “Legally Required Recipient Actions”). Section 5.3 Market Conduct and Other Examinations. The Administrator acknowledges that regulators with jurisdiction over the Recipient and any of its Affiliates may have authority to examine the Recipient. To the extent any such examinations relate to this Agreement, the Administrator and the Recipient shall cooperate with any such examinations in accordance with Schedule 5.3. ARTICLE VI BOOKS AND RECORDS; REPORTS Section 6.1 Maintenance of Books and Records. During the term of this Agreement, the Administrator shall continue to prepare and keep the accurate and complete Books and Records and shall maintain the Books and Records for a period of not less than ten (10) years (or such longer period as may be required by Applicable Law) from the date of their creation. The Administrator shall prepare and maintain the Books and Records in accordance with (a) Applicable Law, (b) the terms and conditions of this Agreement and (c) the Administrator’s internal record retention procedures and policies that have been made available to the Recipient. The Administrator shall maintain the Books and Records in a format reasonably accessible to the Recipient. All original Books and Records, whether generated by the Administrator prior to, on or after the Effective Date, shall be or remain the property of the Recipient; provided that, the Administrator shall continue to have custody of the Books and Records it produces hereunder for as long as is reasonably required for the Administrator to carry out its duties under this Agreement or as required by Applicable Law and shall be permitted to make and retain copies of such Books and Records. Section 6.2 Access to Books and Records. (a) Following the Effective Date, upon any reasonable request from the Recipient or its Representatives, the Administrator shall (i) provide to the Recipient and its Representatives reasonable access during normal business hours to the Books and Records, provided that, such access does not unreasonably interfere with the conduct of the business of the Administrator and (ii) permit the Recipient or its Representatives to make and retain copies of such Books and Records, in each case, at no cost to the Recipient or its Representatives (other than for reasonable and documented out-of-pocket expenses). The Recipient shall give the Administrator reasonable

15 prior written notice of the need for such access and shall comply with any reasonable written instructions provided by the Administrator in connection with the use of or access to any of the Administrator’s information, personnel, facilities, office and storage space. Subject to Section 3.7, such Books and Records may be requested pursuant to this Section 6.2(a) for any reasonable business or regulatory purpose, including to the extent reasonably required in connection with accounting, litigation, financial reporting, securities disclosure, compliance with contractual obligations of the Recipient or its Affiliates or other similar purposes (other than for purposes relating to claims between the Recipient and the Administrator or any of their respective Affiliates under this Agreement or any Transaction Agreement). The Administrator shall cooperate with any Governmental Authority having jurisdiction over the Recipient in providing access to the Books and Records that are under the control of the Administrator. (b) Notwithstanding anything to the contrary contained in this Agreement, the Administrator shall have no obligation to disclose or make available to the Recipient or its Representatives, or to provide the Recipient or its Representatives with access to or copies of (i) any personnel file, medical file or related records of any employee (in such capacity as employee and not as a policyholder of Recipient), (ii) except as set forth in the Purchase Agreement, any Tax Return filed by the Administrator or any of its Affiliates or predecessors, any Tax records (except for Tax records (or portions thereof) prepared solely with respect to the Recipient) or any related material or (iii) any other information if the Administrator determines, in its reasonable judgment, that making such information available would (A) jeopardize any attorney-client privilege, work product immunity or any other legal privilege or similar doctrine, (B) violate an obligation of confidentiality owing to any Person that is not an Affiliate of the Administrator or (C) contravene any Applicable Law, contract, Governmental Order or any fiduciary duty, it being understood that the Administrator shall (1) notify the Recipient in reasonable detail of the circumstances giving rise to any such privilege or obligation, (2) cooperate using reasonable best efforts in any efforts and requests for waivers to any such privilege or obligation and (3) use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure of any Books and Records to the Recipient to occur without so jeopardizing such privilege, immunity or doctrine or contravening any Applicable Law, contract, Governmental Order or fiduciary duty. With respect to any Books and Records that are inextricably commingled with the books and records of the Administrator or its Affiliates, the Administrator or such Affiliates shall make a version of such Books and Records comprising reasonable redactions thereto with respect to any information relating to the Administrator or its Affiliates that does not relate to the Business. Section 6.3 Access to Recipient Books and Records. (a) Following the Effective Date, and without limiting the applicable terms of the Purchase Agreement, upon any reasonable request from the Administrator or its Representatives, the Recipient shall (i) provide to the Administrator or its Representatives reasonable access during normal business hours to the books and records that are under the control of the Recipient pertaining to the Business, Legally Required Recipient Actions and the Administrative Services to be provided under this Agreement, if any, provided that, such access does not unreasonably interfere with the conduct of the business of the Recipient, and (ii) permit the Administrator or

16 its Representatives to make and retain copies of such books and records, in each case, at no cost to the Administrator or its Representatives (other than for reasonable and documented out-of- pocket expenses). The Administrator shall give the Recipient reasonable prior notice of the need for such access and shall comply with any reasonable written instructions provided by the Recipient in connection with the use of or access to any of the Recipient’s information, personnel, facilities, office and storage space. Such books and records may be requested pursuant to this Section 6.3(a) for any reasonable business or regulatory purpose, including to the extent reasonably required in connection with accounting, litigation, financial reporting, securities disclosure, compliance with contractual obligations of the Administrator or its Affiliates or other similar purposes (other than for purposes relating to claims between the Recipient and the Administrator or any of their respective Affiliates under this Agreement or any Transaction Agreement). (b) Notwithstanding anything to the contrary contained in this Agreement, the Recipient shall have no obligation to disclose or make available to the Administrator or its Representatives, or to provide the Administrator or its Representatives with access to or copies of, (i) any personnel file, medical file or related records of any employee, (ii) any of the Recipient or its Affiliates’ confidential competitive information, (iii) except as set forth in the Purchase Agreement, any Tax Return, any Tax records or any related material or (iv) any other information if the Recipient determines, in its reasonable judgment, that making such information available would (A) jeopardize any attorney-client privilege, work product immunity or any other legal privilege or similar doctrine, (B) violate an obligation of confidentiality owing to any Person that is not an Affiliate of the Recipient or (C) contravene any Applicable Law, contract, Governmental Order or any fiduciary duty, it being understood that the Recipient shall (1) notify the Recipient in reasonable detail of the circumstances giving rise to any such privilege or obligations, (2) cooperate using reasonable best efforts in any efforts and requests for waivers to any such privilege or obligation and (3) use its reasonable best efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case that would enable any otherwise required disclosure to the Administrator to occur without so jeopardizing such privilege, immunity or doctrine or contravening any Applicable Law, contract, Governmental Order or fiduciary duty. Section 6.4 Reconciliation of Accounts. The Administrator shall periodically render an accounting to the Recipient detailing all transactions performed by the Administrator pertaining to the Covered Policies in accordance with the reporting obligations set forth in Exhibit A. Section 6.5 Budgeting. The Recipient and the Administrator shall cause the Budget Committee established under Section 6.07(e) of the Purchase Agreement to meet as soon as practicable following the Effective Date and at least quarterly thereafter during the term of this Agreement, to prepare and monitor adherence to an annual budget for Transaction Transition Costs, Reimbursable Costs and any other costs and expenses required to be reimbursed by the Recipient to the Administrator pursuant to the express terms of the Subject Agreements.

17 ARTICLE VII COOPERATION; RELATIONSHIP GOVERNANCE Section 7.1 Cooperation. Each Party agrees to perform all obligations under this Agreement in good faith and to reasonably cooperate with the other Party in all matters relating to the performance and receipt of the Administrative Services, in order to facilitate the performance and receipt of the Administrative Services and the activities contemplated hereby. Section 7.2 Coordinators. Exhibit F sets forth the name, title and contact information of a current officer or employee of each Party or an Affiliate thereof, who shall serve as such Party’s primary contact with respect to issues that may arise out of the scope or performance of this Agreement (each, a “Coordinator”). Each Party may replace its Coordinator by giving written notice to the other Party specifying the name, title and contact information for the new Coordinator, whereupon Exhibit F shall be deemed to have been updated accordingly. Each Coordinator will have primary responsibility on behalf of its respective Party, to communicate and coordinate with the other Coordinator with respect to this Agreement. The Coordinators shall meet, either in person or telephonically, from time to time as necessary or appropriate to discuss open issues related to this Agreement and performance hereunder. Section 7.3 Resolution of Disputes. The Parties shall each use reasonable efforts to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement or the breach, termination or validity thereof (including as to the standard of performance, the extent of any changes required by Applicable Law, delay of performance or nonperformance of obligations, or payment or non-payment of amounts due to the Administrator hereunder), then the Coordinators shall seek to resolve the Dispute amicably. If the Coordinators are unable to resolve a Dispute within 10 days after the referral of such Dispute to them, then either Coordinator, by written request to the other, may request that such Dispute be referred for resolution to a senior executive of each Party, which such designated senior executives will have 15 days to resolve such Dispute. If the designated senior executives for each Party do not agree to a resolution of such Dispute within 15 days after the referral of such Dispute to them, either Party may bring an action regarding such Dispute pursuant to Section 14.13(a). ARTICLE VIII CONFIDENTIALITY; PRIVACY REQUIREMENTS; INTELLECTUAL PROPERTY Section 8.1 Compliance with Privacy and Data Security Laws. The Parties shall comply in all material respects with all Applicable Laws, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) as outlined in Section 8.2. Without limiting the foregoing, the Parties shall comply in all material respects with any Applicable Law, including Privacy and Data Security Laws, respecting Confidential Information (including the Personal Information) that may come into effect during the term of this Agreement. Each Party shall only use Confidential Information of the other Party as

18 permitted by this Agreement; provided that, both Parties are permitted to aggregate or de-identify Confidential Information of the other Party for its own use or to the extent necessary to perform the Administrative Services. Section 8.2 Confidentiality. Each Party (a “Receiving Party”) shall hold the Confidential Information of the other Party (a “Disclosing Party”) in strictest confidence and shall take all reasonable steps to ensure that such Confidential Information is not disclosed to any third party, except that each Receiving Party may disclose such Confidential Information or portions thereof to those of such Receiving Party’s Affiliates and its and their respective Representatives to the extent necessary for the performance of such Receiving Party’s obligations under this Agreement or as may otherwise be permitted by the terms of this Agreement, provided that, the Receiving Party advises such Persons of the confidential nature of the Disclosing Party’s Confidential Information and directs them to maintain its confidentiality in accordance with the terms hereof; provided, further, that a Receiving Party shall be responsible for any breach of this provision by any of its Affiliates or its or their respective Representatives. Without limiting the foregoing, a Receiving Party shall be permitted to disclose Confidential Information to the extent (i) any such information is required or requested by Applicable Law, Governmental Order or a Governmental Authority to be disclosed after prior notice has been given to the Disclosing Party (to the extent such prior notice is permitted to be given under Applicable Law); provided that, the Receiving Party, to the extent reasonably requested by the Disclosing Party, shall cooperate with the Disclosing Party in seeking an appropriate order or other remedy protecting such information from disclosure, or (ii) any such information is reasonably necessary to be disclosed in connection with any Action or for the enforcement of the rights of the Receiving Party under this Agreement. For the purposes of this Section 8.2, “Representatives” shall only refer to those Persons that actually receive Confidential Information pursuant to this Agreement, and, in the case of Recipient, shall include its and its Affiliates’ board observers and oversight committee members. Section 8.3 Security Incidents. The Administrator shall (a) notify the Recipient promptly (and in any event within forty-eight (48) hours) of becoming aware of any unauthorized access, acquisition or other compromise of Policyholder Personal Information provided to or otherwise held by the Administrator in connection with this Agreement, or any other data security incident requiring reporting under applicable Privacy and Data Security Laws (each, a “Security Incident”), (b) promptly furnish to the Recipient details of the Security Incident as may be reasonably available, and use commercially reasonable efforts to assist the Recipient in investigating or preventing the reoccurrence of any Security Incident, (c) cooperate with the Recipient in any litigation and investigation against third parties deemed necessary by the Recipient to protect its proprietary rights and (d) use commercially reasonable efforts to prevent a recurrence of any such Security Incident. To the extent that a Party inadvertently obtains access to any Confidential Information of the other Party to which it was otherwise not intended to have access, such Party shall immediately notify the other Party. Section 8.4 Information Safeguards. Each Party shall (to the extent it has the ability to access Confidential Information of the other Party) maintain administrative, technical and physical safeguards that are reasonably designed to (a) protect the security and confidentiality of such Confidential Information; (b) protect against any anticipated threats or hazards to the

19 security or integrity of such Confidential Information; (c) protect against use or destruction of such Confidential Information that could result in substantial harm to the Confidential Information and which are no less protective of Confidential Information than how the Party protects its own Confidential Information; and (d) properly dispose of such Confidential Information, in each case not less than in accordance with the standards required by Applicable Law. Section 8.5 Disaster Recovery Program. For as long as Administrative Services are provided hereunder, the Administrator shall, and shall require its Subcontractors, to, maintain and adhere to the Administrator Disaster Recovery Plan. As part of the Administrative Services, the Administrator shall, and shall require its Subcontractors to, promptly implement the Administrator Disaster Recovery Plans in the event of a Business Interruption. At all times during the term of this Agreement, the Administrator Disaster Recovery Plans shall be no less protective of the Business than the backup, business continuation and disaster recovery plans applicable to the Legacy Business administered by the Administrator and its Affiliates for their own account (and, if such Legacy Business is divested by Administrator or its Affiliates, no less protective of the Business than the backup, business continuation and disaster recovery plans applicable to the Legacy Business as of the date of such divestiture). Section 8.6 Intellectual Property Rights (a) All intellectual property rights, including copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks, service marks, trade secrets, rights in know-how and in other Confidential Information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated with the foregoing, derivative works and all other rights (collectively, “Intellectual Property Rights”) in and to all documents, works of authorship, work product and other materials, and all work product prepared by the Administrator or any Subcontractor under this Agreement specifically for the Recipient (“Deliverables”) or prepared by or on behalf of the Administrator or any Subcontractor in the course of performing the Administrative Services (“Work Product”), in each case, excluding the Recipient Confidential Information, shall be, as between the Administrator and the Recipient, owned by the Administrator. The Administrator hereby grants the Recipient a non- exclusive, worldwide, perpetual, irrevocable, fully paid-up license to use all Intellectual Property Rights owned or controlled by the Administrator: (i) to the extent necessary to enable the Recipient to make reasonable use of the Deliverables, Work Product and the Administrative Services during the term of this Agreement; and (ii) to create and use Deliverables and Work Product and conduct or otherwise obtain documents, works of authorship, work product and other materials analogous to the Deliverables, Work Product and in each case solely to the extent reasonably necessary for continued operation of the Business following termination of this Agreement. The Recipient shall be entitled to grant sublicenses of the foregoing license solely to its Affiliates and its and their third party subcontractors, suppliers, service providers (including other administrators) and customers solely to the extent reasonable necessary for the operation of the Business. The Recipient acknowledges that the Intellectual Property Rights of third parties may be used in providing the Administrative Services, and that the access to and use of such Intellectual Property Rights is subject to any terms, conditions and restrictions imposed by such

20 third parties. The Recipient hereby agrees to, and to cause its Affiliates to, comply with all such terms, conditions and restrictions to the extent notified thereof by the Administrator. (b) The Recipient, on behalf of itself and its Affiliates, hereby grants to the Administrator and its Subcontractors an irrevocable, fully paid-up, worldwide license during the term of this Agreement to use, perform, display, execute, reproduce, distribute, transmit, modify (including to create derivative works), import, make, have made, sell, offer to sell, and otherwise exploit any Intellectual Property Rights owned or controlled by the Recipient or any of its Affiliates to the extent reasonably necessary for or otherwise useful in the provision of the Administrative Services solely for the purpose of providing the Administrative Services. In using any trademarks licensed to the Administrator or its Subcontractors under the license in this Section 8.6(b), the Administrator and such Subcontractors shall at all times use such trademarks in a manner consistent with the standards of quality with which such trademarks are used by Recipient and its Affiliates. The Administrator acknowledges that, to the extent that the foregoing license includes access to or use of Intellectual Property Rights of third parties, such access to and use of such Intellectual Property Rights is subject to any terms, conditions and restrictions imposed by such third parties. The Administrator hereby agrees to, and to cause its Affiliates to, comply with all such terms, conditions and restrictions to the extent notified thereof by the Recipient. (c) It is expressly understood and agreed that the Books and Records and all data relating to the Covered Policies and all Intellectual Property Rights in respect of the foregoing shall be, as between the Recipient and the Administrator, the sole property of the Recipient and that such property shall be held by the Administrator, as agent, during the term of this Agreement and as long thereafter as necessary to comply with the terms of this Agreement and Applicable Law or as otherwise permitted by the terms of this Agreement. Section 8.7 Shared Customer Information. Data that (i) constitutes Books and Records but also relates to other businesses of the Administrator, or (ii) is (a) collected by or furnished to either Party or furnished to Administrator in both its capacities as the Administrator and as administrator of the Excluded Business or any business of the Administrator or its Affiliates other than the Business, and (b) relevant and appropriate to the independent administration of separate contracts with Shared Customers and that lawfully may be shared between the parties, (collectively, “Shared Customer Information”) shall constitute both Confidential Information of the Recipient and Confidential Information of the Administrator. Where reasonably practicable, the Administrator shall create and maintain two instances of Shared Customer Information, one designated Confidential Information of the Recipient and the second designated Confidential Information of the Administrator. ARTICLE IX CONSIDERATION FOR ADMINISTRATIVE SERVICES Section 9.1 Consideration. (a) The Recipient shall pay the Administrator the fees set forth on Exhibit E (including the Monthly Fees and, to the extent applicable, the Monthly Specified Policy

21 Payment) in consideration for the Administrative Services, subject to the Annual Adjustment (as applicable) set forth therein. (b) Subject to the Annual Adjustment, in consideration of the Administrator providing any Altered Service or Standard, the Recipient shall pay to the Administrator any fees for any such Altered Service or Standard in the manner agreed upon in writing by the Recipient and the Administrator pursuant to the Change Order Process. (c) The compensation payable to the Administrator for performing the Administrative Services hereunder shall in no respect be contingent on the claim experience of the Covered Policies; provided that, this sentence shall not prevent the compensation paid to the Administrator from being based on premiums or charges collected or number of claims paid or processed. Section 9.2 Transition Costs; Expense Reimbursement. The Recipient shall reimburse the Administrator for Transaction Transition Costs in accordance with Schedule 9.2. Section 9.3 Taxes. All charges and fees to be paid under this Agreement are exclusive of any applicable sales, use, excise, value added, service or similar Taxes (“Sales and Service Taxes”) required by any Applicable Law with respect to the Administrative Services or Altered Services or Standards provided under this Agreement. All such Sales and Service Taxes shall be borne entirely by the Recipient, and all Tax Returns with respect to such Sales and Service Taxes shall be timely filed by the Party required to file the Tax Return under Applicable Law; provided that, if the Administrator is required under Applicable Law to pay any such Sales and Service Taxes, such Sales and Service Taxes shall be paid by the Administrator and separately stated on the relevant invoice and reimbursed by the Recipient in accordance with this Article IX, and all other Sales and Service Taxes shall be paid directly by the Recipient; provided, further, that if either Party is aware that the other Party is required under Applicable Law to either pay a Sales and Services Tax or file a Tax Return with respect to a Sales and Services Tax, such Party shall notify such other Party of such Sales and Services Tax. If any Applicable Law requires the deduction or withholding of any Tax from payments by either Party under this Agreement, then the payor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Tax Authority in accordance with Applicable Law and all amounts so deducted or withheld and paid to the relevant Tax Authority shall be considered paid to the payee for all purposes of this Agreement; provided, however, that the payor shall provide the payee with written notice of its intent to withhold at least 10 Business Days prior to making the relevant payment and the payor shall reasonably cooperate with the payee and take reasonable steps to minimize any such deduction or withholding. Section 9.4 Payment Terms. The Administrator shall invoice the Recipient monthly in arrears for all fees payable to the Administrator pursuant to Section 9.1(a) and (b), expenses payable to the Administrator pursuant to Section 9.2, and Sales and Service Taxes payable to the Administrator pursuant to Section 9.3 in respect of the immediately preceding calendar month. The Administrator shall deliver each monthly invoice to the Recipient as soon as reasonably practicable following the end of each such calendar month, and the Recipient shall promptly, but in any event no later than 45 days after receipt of such invoice, pay the undisputed invoiced amount by wire transfer of immediately available funds to the account designated by the

22 Administrator in such invoice. Any invoiced amounts subject to a good faith dispute between the Parties shall be paid promptly following the resolution of such dispute. All payments shall be made in U.S. Dollars. Section 9.5 Failure to Pay. Subject to any amounts disputed in good faith, if the Recipient fails to pay the full amount of any invoice when due, such failure shall be considered a material breach of this Agreement and the Recipient shall pay the Administrator interest on the amount due for each day between and including the first day after the due date until paid by the Recipient at the lesser of (a) the percentage specified in Schedule 9.5 of such amount per month and (b) the highest rate permitted by Applicable Law. The charging of interest is not a consent to late payment. The Recipient shall reimburse the Administrator for any costs or attorneys’ fees reasonably incurred by the Administrator to collect any overdue amounts that are not disputed in good faith. Neither the failure of the Administrator to deliver an invoice for charges incurred hereunder nor any error in the amount billed by the Administrator for such charges shall constitute a waiver by the Administrator of the Recipient’s obligations to pay such charges after properly invoiced and billed. The remedy provided to the Administrator by this Section 9.5 shall be without limitation of any other applicable provisions of this Agreement, including Article XI and Article XII. ARTICLE X BANK ACCOUNT Section 10.1 Bank Account. The Recipient and the Administrator shall act with respect to the establishment, maintenance and operation of one or more bank accounts in accordance with the provisions of Schedule 10.1. Section 10.2 Remittance, Deposits and Withdrawals. The Recipient and the Administrator acknowledge and agree to the terms and provisions with respect to remittance, deposits and withdrawals in or from the Bank Accounts as set forth on Schedule 10.2. ARTICLE XI INDEMNIFICATION Section 11.1 Indemnification. (a) The Recipient shall indemnify, defend and hold harmless the Administrator and its Representatives, Affiliates, successors and assigns (each an “Administrator Indemnitee” and collectively with each other Administrator Indemnitee, the “Administrator Indemnitees”) in accordance with the provisions of Schedule 11.1(a). (b) The Administrator shall indemnify, defend and hold harmless, the Recipient and its Representatives, Affiliates, successors and assigns (each a “Recipient Indemnitee”, and collectively with each other Recipient Indemnitee, the “Recipient Indemnitees”) in accordance with the provisions of Schedule 11.1(b).

23 Section 11.2 Indemnification Procedures. (a) If any Person entitled to indemnification under Section 11.1(a) or Section 11.1(b) (each, an “Indemnitee”) receives notice of the assertion or commencement of any Action or other legal proceeding instituted by any Person that is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnitee in respect of which the Party required to indemnify such Indemnitee under Section 11.1(a) or Section 11.1(b) (each, an “Indemnitor”) may be obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnitor prompt written notice (but in no event later than 30 days after such receipt by the Indemnitee of notice of the assertion or commencement of such Action) thereof and such notice shall include a reasonable description of the claim and any documents relating to the claim and an estimate of the Loss (to the extent ascertainable) and shall reference the specific sections of this Agreement that form the basis of such claim; provided that, no delay on the part of the Indemnitee in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Thereafter, the Indemnitee shall deliver to the Indemnitor, promptly after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. (b) The Indemnitor shall be entitled to participate in the defense of any Third Party Claim and may assume the defense thereof with counsel selected by the Indemnitor, at its own expense, by delivery of written notice to the Indemnitee; provided that, the Indemnitee shall be entitled to assume the defense of any Third Party Claim (at the Indemnitor’s expense in accordance with this Article XI) (i) for any period during which the Indemnitor has not assumed the defense thereof, (ii) if the Indemnitor fails to take reasonable steps necessary to defend diligently the action or proceeding after delivery of notice by the Indemnitor that it would assume the defense or (iii) if the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against the Indemnitee. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense, provided that, the Indemnitor shall pay the reasonable and documented out-of-pocket fees and expenses of counsel retained by the Indemnitee (1) for any period during which the Indemnitor has not assumed the defense thereof, or (2) if the Indemnitee determines (based on the opinion of counsel (including in-house counsel) to the Indemnitee) that (x) an actual or likely conflict of interest exists between the Indemnitor and the Indemnitee and makes representation of the two parties by the same counsel inappropriate, or (y) one or more defenses or counterclaims are available to the Indemnitee that are inconsistent with those available to the Indemnitor. The Parties shall, and shall cause their respective Affiliates to, cooperate in the defense of any Third Party Claim, including the retention and (upon the other Party’s request) the provision of records and information that are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or pay, settle, compromise or discharge (or offer to pay, settle, compromise or discharge) any Third Party Claim without the Indemnitor’s prior written consent. If the Indemnitor shall have assumed the

24 defense of a Third Party Claim, the Indemnitor shall not settle, compromise or discharge such Third Party Claim without the written consent of the Indemnitee, unless (A) the Indemnitor obtains, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnitee from any and all liability in respect of such Third Party Claim, (B) such settlement, compromise or discharge provides only for the payment of monetary damages and does not impose on the Indemnitee any non-monetary relief or any injunctive relief or other equitable remedy or other conditions, encumbrance or restrictions, (C) such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Indemnitee, (D) such settlement does not involve any finding or admission of any violation of Applicable Law or any violation of the rights of any Person on the part of the Indemnitee, and (E) such settlement does not provide for any monetary liability of the Indemnitee that will not be promptly paid or reimbursed by the Indemnitor. If the Indemnitor submits to the Indemnitee a bona fide settlement offer that satisfies the requirements set forth in clauses (A)-(E) of the immediately preceding sentence and the Indemnitee refuses to consent as provided in this Section 11.2(b) to such settlement, then thereafter the Indemnitor’s liability to the Indemnitee with respect to such Third Party Claim shall not exceed the Indemnitor’s portion of the settlement amount included in such settlement offer, and the Indemnitee shall either assume the defense of such Third Party Claim or pay the Indemnitor’s attorney’s fees and other out-of- pocket costs incurred thereafter in continuing the defense of such Third Party Claim. (c) If an Indemnitee wishes to make a claim under this Article XI that does not involve a Third Party Claim, the Indemnitee shall give written notice to the Indemnitor setting forth (i) a reasonably detailed description of the claim, (ii) a good faith estimate of the amount of the Loss (to the extent ascertainable) and (iii) the specific provision of this Agreement that the Indemnitee alleges to be breached or implicated, and such notice shall be accompanied by copies of all available documentation that may be necessary or appropriate for the purposes of enabling the Indemnitor to be informed and to take any and all appropriate decisions and actions in respect of the matter and Loss that is the subject of the claim; provided that, failure to provide such notice on a timely basis shall not relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is prejudiced by such delay. Section 11.3 Additional Indemnification Provisions. (a) In any case where an Indemnitee recovers from a third Person not Affiliated with such Indemnitee, including any third party insurer, any amount in respect of any Loss paid by an Indemnitor pursuant to this Article XI, such Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (net of any out-of-pocket expenses incurred by such Indemnitee in procuring such recovery, which expenses shall not exceed the amount so recovered), but not in excess of the sum of (i) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter. (b) If any portion of Losses to be paid by the Indemnitor pursuant to this Article XI would reasonably be expected to be recoverable from a third Person not Affiliated with the relevant Indemnitee (including under any applicable third party insurance coverage) based on the underlying claim or demand asserted against such Indemnitor, then the Indemnitee shall promptly after becoming aware of such fact give notice thereof to the Indemnitor and, upon the

25 request of the Indemnitor, shall use commercially reasonable efforts to collect the maximum amount recoverable from such third Person, in which event the Indemnitor shall reimburse the Indemnitee for all reasonable costs and expenses incurred in connection with such collection, including any resulting increase in insurance premiums (which costs and expenses of collection shall not exceed the amount recoverable from such third Person). If any portion of Losses actually paid by the Indemnitor pursuant to this Article XI could have been recovered from a third Person not Affiliated with the relevant Indemnitee based on the underlying claim or demand asserted against such Indemnitee, then the Indemnitee shall transfer, to the extent transferable, such of its rights to proceed against such third Person as are necessary to permit the Indemnitor to recover from such third Person any amount actually paid by the Indemnitor pursuant to this Article XI. (c) Neither the Recipient nor the Administrator shall have any right to set off any unresolved indemnification claim pursuant to this Article XI against any payment due pursuant to any other Transaction Agreement or any other agreement between the Parties. Section 11.4 Limitation of Liability. EXCEPT AS SET FORTH IN SECTION 12.3(c), THE ADMINISTRATOR’S LIABILITY UNDER THE ADMINISTRATION AGREEMENTS AND THE LIABILITY OF PAD UNDER THE BUSINESS UNDERWRITING AGREEMENT, REGARDLESS OF THE BASIS OF THE CLAIM, SHALL BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF SCHEDULE 11.4. Section 11.5 Exclusive Remedy. Except as provided in Section 12.3(c) and Section 14.15, the indemnity provided for in this Article XI shall be the sole and exclusive remedy of the Indemnitees with respect to any and all claims relating to this Agreement (other than claims of, or causes of action arising from, fraud). In furtherance of the foregoing each Party hereby waives any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the other Party arising under or based upon this Agreement, except pursuant to the indemnification provisions set forth in this Article XI. Section 11.6 No Duplication of Indemnity. The Administrator and the Recipient acknowledge and agree to the terms and provisions with respect to no duplication of indemnity as set forth on Schedule 11.6. ARTICLE XII DURATION; TERMINATION Section 12.1 Term. This Agreement shall commence on the Effective Date and continue until the earlier of (i) the date the Recipient’s liability with respect to the Business is terminated and (ii) the date this Agreement is terminated pursuant to Section 12.2. Section 12.2 Termination. (a) This Agreement may be terminated at any time upon the mutual written agreement of the Parties, which agreement shall state the effective date and relevant terms of termination.

26 (b) This Agreement may be terminated by the Recipient, at its option, upon the delivery of written notice to the Administrator: (i) in the event that the Administrator becomes insolvent or is placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there is instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or (ii) upon any material breach by the Administrator of any term or condition of this Agreement that has had, or would reasonably be expected to have, a material adverse effect on the Business; provided that the Recipient shall only be permitted to terminate this Agreement pursuant to this Section 12.2(b)(ii) if, with respect to any such material breach, the Administrator was notified in writing by the Recipient of such material breach and either (x) the Administrator did not cure such material breach within 30 days after its receipt of such written notice, or (y) the Administrator failed to submit a good faith remediation plan that, if complied with, would reasonably be expected to result in the cure of such material breach to the Recipient within 30 days after its receipt of such written notice. (c) This Agreement may be terminated by the Administrator, at its option, upon the delivery of written notice to the Recipient in accordance with Schedule 12.2(c). (d) This Agreement shall be terminated automatically upon the termination of the Third Party Administration Agreement. Section 12.3 Termination Obligations. In connection with any expiration of this Agreement or termination of this Agreement pursuant to this Article XII: (a) The Administrator shall cooperate with the Recipient in effecting the transfer of (i) the Administrative Services (including the Intellectual Property Rights included in the license granted to Recipient pursuant to Section 8.6(a)(ii)), and (ii) the Books and Records maintained by the Administrator to the Recipient or any successor administrator identified by the Recipient. (b) Except as set forth in Section 12.3(c) below, in addition to the amounts payable to the Administrator pursuant to Article IX, the Recipient shall bear and reimburse the Administrator for all of the reasonable and documented internal and out-of-pocket costs of, and pay any fees and expenses incurred in connection with, transitioning such administration to the Recipient or to a successor administrator. (c) The Parties acknowledge and agree to the terms and provisions with respect to Termination Amount as set forth on Schedule 12.3(c).

27 (d) Each Party shall (i) return to the other Party or destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party’s Confidential Information and (ii) certify in writing to the other Party that it has complied with the requirements of this Section 12.3(d); provided, however, that the Administrator may retain copies of any Confidential Information of the Recipient incorporated in the Deliverables or Work Product; provided, further, that each Party may retain data or electronic records containing Confidential Information of the other Party to comply with Applicable Law or bonafide document retention policies or for the purposes of backup, recovery, contingency planning or business continuity planning so long as such data or records are not accessible in the ordinary course of business and are not accessed except as required for compliance with Applicable Law or bonafide document retention policies, or for the purposes of backup, recovery, contingency planning or business continuity planning purposes. Without limiting the Administrator’s rights under Section 6.1, the Recipient shall allow the Administrator reasonable access to, including the right to make copies of, all such returned materials in the event such access is requested by the Administrator for any reasonable purpose, including as a result of any Governmental Authority Proceeding or Legal Proceeding. Section 12.4 Survival. Notwithstanding the other provisions of this Article XII, (a) Article I, Section 6.1, Section 8.2, Section 9.3, Article XI, Section 12.3, this Section 12.4, Article XIII and Article XIV shall remain in full force and effect after the termination of this Agreement, and (b) to the extent any other provision of this Agreement provides for rights, interests, duties, claims, undertakings and obligations subsequent to the termination or expiration of this Agreement, such provision of this Agreement shall survive such termination or expiration for the period specified therein. ARTICLE XIII INSURANCE Section 13.1 Insurance Coverages. During the term of this Agreement, the Administrator shall maintain certain insurance coverages in accordance with Schedule 13.1. Section 13.2 Terms Applicable to Insurance Coverage. The insurance policies set forth in Schedule 13.1 will be issued by insurance carriers with an A.M. Best Company Financial Strength Performance Rating of A- or better. The Administrator will solely be responsible to pay and determine the deductibles on such insurance policies. In the event that any such insurance policies are written on a claims-made basis, then such policy or policies shall be maintained during the entire term of the Agreement and for a period of two years following the termination or expiration of the Agreement. The Administrator will provide notice to the Recipient of any material change or cancellation of the insurance coverage set forth in Schedule 13.1 within 30 days of such material change or cancellation taking effect. The Administrator will provide certificates of insurance which reflect the coverage requirements set forth in this Article XIII upon the Recipient’s request.

28 ARTICLE XIV MISCELLANEOUS PROVISIONS Section 14.1 Expenses. Except as may otherwise be specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and independent accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Person incurring such costs and expenses, whether or not any or all of the transactions contemplated by this Agreement are consummated. Section 14.2 Force Majeure. A Party that is unable to perform or delayed in performance of any of its obligations under this Agreement due to a Force Majeure Event shall promptly give the other Party notice thereof. The affected Party’s obligations hereunder shall be suspended during the period such Force Majeure Event continues, and such affected Party shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Administrative Service or delay or failure to perform under this Agreement caused by such Force Majeure Event; provided that, the affected Party uses its commercially reasonable best efforts to mitigate or avoid the effect of such Force Majeure Event. Section 14.3 Relationship of Parties. Except as specifically provided herein, neither Party shall: (a) act or represent or hold itself out as having authority to act as an agent or partner of the other Party; or (b) in any way bind or commit the other Party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein. Section 14.4 Notices. All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing (including email transmission) and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the applicable addresses set forth on Schedule 14.4 (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.4). Section 14.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party. Any attempted assignment in violation of this Section 14.5 shall be void and have no effect. This Agreement and all of the provisions hereof shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against the Parties and their respective successors and permitted assigns. Section 14.6 No Third Party Beneficiaries. Except as provided in Article XI with respect to Recipient Indemnitees and Administrator Indemnitees, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this

29 Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 14.7 Entire Agreement. This Agreement (including all exhibits and schedules hereto), the documents delivered pursuant hereto and the other Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter contained herein and therein and supersede all other prior negotiations, agreements, discussions, understandings, writings and undertakings, both written and oral, between or on behalf of the Administrator or its Affiliates, on the one hand, and the Recipient or its Affiliates, on the other hand, with respect to the subject matter hereof or thereof. Section 14.8 Amendment. No provision of this Agreement may be changed, amended, supplemented or modified except by a written instrument signed by each Party. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the Parties. Section 14.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 14.10 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach. Section 14.11 Other State Law Requirements Incorporated. The provisions of any current state insurance laws regulating third-party insurance administrators are hereby incorporated by reference into this Agreement to the extent required by Applicable Law to be incorporated into an agreement of this type. Section 14.12 Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and all claims or disputes arising hereunder, whether purporting to sound in contract or tort, or at law or in equity, shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the

30 State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws of any jurisdiction other than the State of Delaware. Section 14.13 Submission to Jurisdiction. (a) Each of the Administrator and the Recipient irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County, or to the extent such court declines jurisdiction, first to any federal court, or second to any state court, each located in Wilmington, Delaware, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. Each of the Administrator and the Recipient hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Administrator and the Recipient agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. (b) Each of the Administrator and the Recipient consent to service of process in any Action by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 14.4. Section 14.14 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. Section 14.15 Specific Performance and other Equitable Relief. The Parties agree that irreparable damage would occur in the event of any breach or threatened breach by any of the Parties of its covenants or obligations contained in this Agreement. Accordingly, each of the Parties shall be entitled to seek injunctive or other equitable relief to prevent or cure any breach or threatened breach by the other Party of its covenants or obligations contained in this Agreement and to specifically enforce such covenants and obligations in any court referenced in Section 14.13(a) having jurisdiction, such remedy being in addition to any other remedy to which either Party may be entitled at law or in equity. Each of the Parties acknowledges and agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) the defense in any Action for an injunction, specific performance or other equitable relief that the other Party has an adequate remedy at law or an award for specific performance is not an

31 appropriate remedy for any reason at law or equity, and (b) any requirement under Applicable Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. Section 14.16 Counterparts. This Agreement may be executed in counterparts, and if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic communication shall be equally effective as delivery of an original executed counterpart hereof (including electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign or a copy of a duly signed document sent via email). Section 14.17 Attorney-Client Matters. Recognizing that Sidley Austin LLP (“Administrator Legal Counsel”) has acted as legal counsel to the Administrator and certain of its Affiliates (including, prior to the closing contemplated in the Purchase Agreement, the Recipient) prior to the date hereof, and that Administrator Legal Counsel intends to act as legal counsel to the Administrator and its Affiliates (which, following the closing contemplated in the Purchase Agreement, shall not include the Recipient), the Recipient (a) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Administrator Legal Counsel representing the Administrator or its Affiliates after the closing contemplated in the Purchase Agreement solely with respect to matters relating to the transactions contemplated hereby and (b) shall not, and shall cause its Affiliates not to, seek to have or have Administrator Legal Counsel disqualified from any such representation based on the prior representation of the Recipient by Administrator Legal Counsel. Section 14.18 Offset. Neither Party shall offset or reduce any amounts owing to such Party by the other Party by amounts payable to such Party by the other Party hereunder or under any other agreement or arrangement between the Parties or any of their Affiliates, including any other Transaction Agreement. [Signature Page Immediately Follows]

[Signature Page to 109 Plan Third Party Administration Agreement (1/2)] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: Name: Dylan J. Tyson Title: Senior Vice President, Annuities

DocuSign Envelop ID: 8207275C-4B8F-4E51-9993-F5D3107D5369

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: DocuSigned by: James Bracken 8F4C55290AF4493...

Name: James Bracken
Title: President & Chief Executive Officer

By: DocuSigned by: Jeffrey Burman C3914A256DDB452...

Name: Jeffrey S. Burman
Title: Executive Vice President

[Signature Page to 109 Plan Third Party Administration Agreement (2/2)]